 Exhibit 99.1

Verra Mobility Announces Fourth Quarter and Full Year 2019 Financial Results

Full year 2019 revenue of $448.7 million

Net income of $33.3 million, Adjusted EBITDA of $241.4 million

Generated cash flows from operations of $133.8 million

Mesa, AZ, March 02, 2020 – Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today financial results for the quarter and full year ended December 31, 2019.

“We are pleased with our execution throughout the year and ended 2019 on a strong note with a solid quarter. We were able to exceed expectations across our key metrics and showed investors that our diversified product portfolio can support an attractive combination of growth and profitability at scale.” said David Roberts, Chief Executive Officer, Verra Mobility. “The strength of our core business and our longer-term smart city initiatives give us confidence in our ability to maintain momentum throughout 2020 and support our vision to be the global leader in smart transportation.”

Fourth Quarter 2019 Financial Highlights

•

Revenue: Total revenue for the fourth quarter of 2019 was $112.5 million, up 18.2% compared to $95.1 million for the fourth quarter of 2018. Within total revenue, service revenue was $104.8 million and product revenue contributed $7.6 million.

•

Net income (loss): Net income for the fourth quarter of 2019 was $9.2 million, or $0.06 per share, based on 163.9 million diluted weighted average shares outstanding. Net loss for the comparable 2018 period was $38.0 million, or $0.27 loss per share, based on 140.7 million diluted weighted average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $59.6 million for the fourth quarter of 2019, up 26.0% compared to $47.3 million in the fourth quarter of 2018.

Full Year 2019 Financial Highlights

•

Revenue: Total revenue for the 2019 year was $448.7 million, up 21.2% compared to $370.1 million for 2018. The pro forma revenue growth year over year was 15.4% for the HTA and EPC acquisitions in early 2018. Within total revenue, service revenue was $416.7 million and product revenue was $32.0 million.

•

Net income (loss): Net income for 2019 was $33.3 million, or $0.21 per share, based on 161.5 million diluted weighted average shares outstanding. For the 2018 year, we had a net loss of $58.4 million, or $0.67 per share, based on 87.3 million weighted average shares outstanding.

•

Adjusted EBITDA: Adjusted EBITDA was $241.4 million for full year 2019, up 22.2% compared to $197.6 million for full year 2018. The pro forma adjusted EBITDA growth year over year was 15.2% for the HTA and EPC acquisitions in early 2018.

The Company reports its results of operations based on two operating segments:

Commercial Services delivers market-leading automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners.

Government Solutions delivers market-leading automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement related to red-light, speed, school bus, and city bus lanes.

Fourth Quarter 2019 Segment Detail

•

Commercial Services segment generated total revenue of $68.2 million growing 16.7% over the same period in 2018. Segment profit was $42.0 million, a 27% increase from $33.2 million in the prior year. Segment profit margins continue to be strong at 61.6% for 2019 and 56.8% for the 2018 period.

•

Government Solutions segment generated total revenue of $44.3 million growing 20.7% over the same period in 2018. The growth in this segment is driven by product sales in the current period which totaled $7.6 million. Segment profit was $17.5 million, a 34% increase from $13.1 million in the prior year. Segment margin was 39.6% in 2019 compared to 35.7% for the prior year period.

Quarterly Conference Call

Verra Mobility will host a conference call and a live webcast to discuss financial results for investors and analysts at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time) on March 2, 2020. To access the conference call, dial (877) 407-0784 for the United States or Canada and (201) 689-8560 for international callers. The webcast will be available live in the “Investor Relations” section of the Company’s website at http://ir.verramobility.com. An audio replay of the call will also be available until 9:59 p.m. Mountain Time (11:59 p.m. Eastern Time) on March 16, 2020, by dialing (844) 512-2921 for the United States or Canada and (412) 317-6671 for international callers, and entering passcode #13698123. In addition, an archived webcast will be available in the “News & Events” section of the Investor Relations page of the Company’s website at http://ir.verramobility.com.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world’s largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through connectivity with more than 50 individual tolling authorities and more than 400 issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts across North America operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in more than 15 countries. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company’s expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company’s strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2020 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the Company’s Investor Relations website, http://ir.verramobility.com, and on the SEC website, www.sec.gov. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ in thousands except per share data)	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$131,513	$65,048
Restricted cash	917	2,033
Accounts receivable, net	93,514	87,511
Unbilled receivables	20,003	12,956
Prepaid expenses and other current assets	26,491	17,600
Total current assets	272,438	185,148
Installation and service parts, net	8,841	9,282
Property and equipment, net	72,266	69,243
Operating lease assets	32,177	—
Intangible assets, net	434,443	514,542
Goodwill	584,150	564,723
Other non-current assets	3,111	1,845
Total assets	$1,407,426	$1,344,783
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$50,825	$45,188
Accrued liabilities	25,277	14,444
Current portion of long-term debt	28,779	9,104
Total current liabilities	104,881	68,736
Long-term debt, net of current portion and deferred financing costs	837,686	860,249
Operating lease liabilities, net of current portion	30,130	—
Other long-term liabilities	2,183	3,369
Payable to related party pursuant to tax receivable agreement	61,174	69,996
Asset retirement obligation	6,309	6,750
Deferred tax liabilities	25,716	33,627
Total liabilities	1,068,079	1,042,727
Commitments and contingencies
Stockholders' equity
Preferred stock, $.0001 par value	—	—
Common stock, $.0001 par value	16	16
Common stock contingent consideration	54,862	73,150
Additional paid-in capital	367,266	348,017
Accumulated deficit	(80,220)	(113,306)
Accumulated other comprehensive loss	(2,577)	(5,821)
Total stockholders' equity	339,347	302,056
Total liabilities and stockholders' equity	$1,407,426	$1,344,783

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2019	2018	2019	2018
Service revenue	$104,839	$93,823	$416,723	$365,076
Product sales	7,622	1,283	32,014	5,070
Total revenue	112,461	95,106	448,737	370,146
Cost of service revenue	1,171	1,571	5,561	5,788
Cost of product sales	3,487	1,022	13,919	3,447
Operating expenses	31,542	28,582	125,640	108,883
Selling, general and administrative expenses	22,784	53,518	85,493	136,069
Depreciation, amortization and (gain) loss on disposal of assets, net	29,283	28,523	115,771	103,353
Impairment of property and equipment	—	—	5,898	—
Total costs and expenses	88,267	113,216	352,282	357,540
Income (loss) from operations	24,194	(18,110)	96,455	12,606
Interest expense, net	14,108	17,012	60,729	69,550
Loss on extinguishment of debt	—	16,335	—	26,486
Other income, net	(2,919)	(1,794)	(11,198)	(8,795)
Total other expenses	11,189	31,553	49,531	87,241
Income (loss) before income tax provision (benefit)	13,005	(49,663)	46,924	(74,635)
Income tax provision (benefit)	3,825	(11,709)	13,581	(16,241)
Net income (loss)	$9,180	$(37,954)	$33,343	$(58,394)
Other comprehensive income (loss):
Change in foreign currency translation adjustment	4,980	(1,381)	3,244	(5,821)
Total comprehensive income (loss)	$14,160	$(39,335)	$36,587	$(64,215)
Net income (loss) per share:
Basic	$0.06	$(0.27)	$0.21	$(0.67)
Diluted	$0.06	$(0.27)	$0.21	$(0.67)
Weighted average shares used in per share calculation:
Basic outstanding	159,009	140,691	157,890	87,320
Diluted outstanding	163,910	140,691	161,522	87,320

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended December 31,
($ in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$33,343	$(58,394)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	115,566	103,346
Amortization of deferred financing costs and discounts	6,641	9,168
Impairment of property and equipment	5,898	—
Bad debt expense	8,100	6,025
Deferred income taxes	(10,894)	(24,435)
Stock-based compensation	10,012	2,272
Loss on extinguishment of debt	—	26,486
Installation and service parts expense	1,166	1,238
Accretion expense	350	396
Write-downs of installation and service parts and loss on disposal of assets	205	7
Changes in operating assets and liabilities:
Accounts receivable, net	(12,662)	(23,721)
Unbilled receivables	(6,428)	(6,124)
Prepaid expenses and other current assets	(7,150)	2,115
Accounts payable and accrued liabilities	(8,194)	7,125
Other liabilities	(2,151)	513
Net cash provided by operating activities	133,802	46,017
Cash Flows from Investing Activities:
Acquisition of businesses, net of cash and restricted cash acquired	(25,519)	(536,699)
Purchases of installation and service parts and property and equipment	(29,685)	(26,576)
Cash proceeds from the sale of assets	231	418
Net cash used in investing activities	(54,973)	(562,857)
Cash Flows from Financing Activities:
Borrowings on revolver	—	468
Repayment on revolver	—	(468)
Borrowings of long-term debt	—	1,103,800
Repayment of long-term debt	(9,104)	(654,851)
Payment of debt issuance costs	(426)	(31,753)
Payment of debt extinguishment costs	—	(12,187)
Payment of employee tax withholding related to RSU vesting	(4,990)	—
Capitalization from merger with Gores Holdings	—	803,294
Payment of underwriting and transaction costs	—	(24,024)
Capital contribution from Greenlight	—	169,259
Distribution to selling shareholders	—	(779,270)
Net cash (used in) provided by financing activities	(14,520)	574,268
Effect of exchange rate changes on cash and cash equivalents	1,040	(856)
Net increase in cash, cash equivalents and restricted cash	65,349	56,572
Cash, cash equivalents and restricted cash - beginning of period	67,081	10,509
Cash, cash equivalents and restricted cash - end of period	$132,430	$67,081

VERRA MOBILITY CORPORATION

QUARTERLY RESULTS AND ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Q4 2019	Q4 2018
($ in thousands)	As Reported	As Reported
Service revenue	$104,839	$93,823
Product sales	7,622	1,283
Total revenue	112,461	95,106
Cost of service revenue	1,171	1,571
Cost of product sales	3,487	1,022
Operating expenses	31,542	28,582
Selling, general and administrative expenses	22,784	53,518
Depreciation, amortization and (gain) loss on disposal of assets, net	29,283	28,523
Total costs and expenses	88,267	113,216
Income (loss) from operations	24,194	(18,110)
Interest expense, net	14,108	17,012
Loss on extinguishment of debt	—	16,335
Other income, net	(2,919)	(1,794)
Total other expenses	11,189	31,553
Income (loss) before income tax provision (benefit)	13,005	(49,663)
Income tax provision (benefit)	3,825	(11,709)
Net income (loss)	$9,180	$(37,954)

Adjusted EBITDA Reconciliation
Net income (loss)	$9,180	$(37,954)
Interest expense, net	14,108	17,012
Income tax provision (benefit)	3,825	(11,709)
Depreciation and amortization	29,065	28,507
EBITDA	56,178	(4,144)
Transaction and other related expenses (i)	946	30,854
Transformation expenses (ii)	—	727
Loss on extinguishment of debt (iii)	—	16,335
Sponsor fees and expenses (iv)	—	1,250
Stock-based compensation (v)	2,586	2,272
TRA liability adjustment (vi)	(106)	—
Adjusted EBITDA	$59,604	$47,294
Adjusted EBITDA Margin	53.0%	49.7%

(i)	In Q4 2019, costs incurred related primarily to the Pagatelia acquisition. In Q4 2018, costs incurred related to the business combination with Gores Holdings II, Inc in October 2018.
(ii)	One-time costs related to optimizing the expense structure and defining our growth strategy.
(iii)	This includes prepayment penalties, the write-off of deferred financing costs, lender fees and third-party costs to issue the new debt.
(iv)	Sponsor management fees paid to Platinum Equity Advisors, LLC.
(v)	Non-cash stock based compensation.
(vi)	This represents an adjustment to the TRA liability during full year 2019 based upon changes to taxable income and tax rates.

VERRA MOBILITY CORPORATION

CALCULATION OF PRO FORMA INFORMATION AND ADJUSTED EBITDA RECONCILIATION

(Unaudited)

			Pro Forma
	Year-to-Date	Year-to-Date			Year-to-Date
	2019	2018			2018
($ in thousands)	As Reported	As Reported	HTA	EPC	Combined
Service revenue	$416,723	$365,076	$15,828	$2,954	$383,858
Product sales	32,014	5,070	—	—	5,070
Total revenue	448,737	370,146	15,828	2,954	388,928
Cost of service revenue	5,561	5,788	—	361	6,149
Cost of product sales	13,919	3,447	—	—	3,447
Operating expenses	125,640	108,883	4,362	810	114,055
Selling, general and administrative expenses	85,493	136,069	12,270	610	148,949
Depreciation, amortization and (gain) loss on disposal of assets, net	115,771	103,353	398	27	103,778
Impairment of property and equipment	5,898	—	—	—	—
Total costs and expenses	352,282	357,540	17,030	1,808	376,378
Income (loss) from operations	96,455	12,606	(1,202)	1,146	12,550
Interest expense, net	60,729	69,550	33	—	69,583
Loss on extinguishment of debt	—	26,486	—	—	26,486
Other income, net	(11,198)	(8,795)	—	(6)	(8,801)
Total other expenses (income)	49,531	87,241	33	(6)	87,268
Income (loss) before income tax provision (benefit)	46,924	(74,635)	(1,235)	1,152	(74,718)
Income tax provision (benefit)	13,581	(16,241)	10	238	(15,993)
Net income (loss)	$33,343	$(58,394)	$(1,245)	$914	$(58,725)

Adjusted EBITDA Reconciliation
Net income (loss)	$33,343	$(58,394)	$(1,245)	$914	$(58,725)
Interest expense, net	60,729	69,550	33	—	69,583
Income tax provision (benefit)	13,581	(16,241)	10	238	(15,993)
Depreciation and amortization	115,566	103,346	398	27	103,771
EBITDA	223,219	98,261	(804)	1,179	98,636
Transaction and other related expenses (i)	2,368	56,443	11,467	—	67,910
Transformation expenses (ii)	—	8,765	—	—	8,765
Impairment of property and equipment (iii)	5,898	—	—	—	—
Loss on extinguishment of debt (iv)	—	26,486	—	—	26,486
Sponsor fees and expenses (v)	—	5,383	—	—	5,383
Stock-based compensation (vi)	10,012	2,272	—	—	2,272
TRA liability adjustment (vii)	(106)	—	—	—	—
Adjusted EBITDA	$241,391	$197,610	$10,663	$1,179	$209,452
Adjusted EBITDA Margin	53.8%	53.4%	67.4%	39.9%	53.9%

(i)

For full year 2019, these related to secondary offering costs incurred by us for PE Greenlight Holdings, LLC and transaction expenses for the Pagatelia acquisition. For full year 2018, these represent adjustments to add back deal fees incurred in relation to the Company’s acquisition by Greenlight Acquisition Corporation in May 2017, our acquisitions of HTA and EPC, and the business combination with Gores Holdings II, Inc. in October 2018. It primarily consists of acquisition services to Platinum Equity Advisors, LLC, professional fees and other expenses.

(ii)	One-time costs related to optimizing the expense structure and defining our growth strategy.
(iii)	This represents an impairment charge on fixed assets that were used and held in our operations.
(iv)

Costs incurred to refinance the Company’s credit facility and term loans. It includes prepayment penalties, the write-off of deferred financing costs, lender fees and third-party costs to issue the new debt.

(v)	Sponsor management fees paid to Platinum Equity Advisors, LLC.
(vi)	Non-cash stock based compensation.
(vii)	This represents an adjustment to the TRA liability during the 2019 year based upon changes to taxable income and tax rates.
(viii)

VERRA MOBILITY CORPORATION

FREE CASH FLOW

(Unaudited)

	Year Ended December 31,
($ in thousands)	2019	2018
Net cash provided by operating activities	$133,802	$46,017
Purchases of installation and service parts and property and equipment	(29,685)	(26,576)
Free cash flow	$104,117	$19,441

ADJUSTED EPS

(Unaudited)

	Q4	Q4	Year-to-Date	Year-to-Date
(In thousands, except per share data)	2019	2018	2019	2018
Net income (loss)	$9,180	$(37,954)	$33,343	$(58,394)
Amortization of intangibles	23,404	23,129	92,797	80,797
Transaction and other related expenses	946	30,854	2,368	56,443
Transformation expenses	—	727	—	8,765
Impairment of property and equipment	—	—	5,898	—
Loss on extinguishment of debt	—	16,335	—	26,486
Sponsor fees and expenses	—	1,250	—	5,383
Stock-based compensation	2,586	2,272	10,012	2,272
TRA liability adjustment	(106)	—	(106)	—
Total adjustments	26,830	74,567	110,969	180,146
Income tax effect on adjustments	(7,891)	(17,581)	(32,117)	(39,201)
Total adjustments after income tax effect	18,939	56,986	78,852	140,945
Adjusted Net Income	$28,119	$19,032	$112,195	$82,551

Adjusted EPS	$0.17	$0.14	$0.69	$0.95
Diluted weighted average shares outstanding	163,910	140,691	161,522	87,320

Acquisitions and Mergers

We acquired Pagatelia on October 31, 2019, which provides consumer tolling and parking solutions in Europe.

We acquired HTA on March 1, 2018 which strengthened our position in the tolling market and EPC on April 6, 2018 which provides a platform for expansion into Europe.

On October 18, 2018, Verra Mobility completed a business combination with Gores Holdings II, Inc., a special purpose acquisition company.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses, including loss on extinguishment of debt and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, as a result, they may not be comparable to similarly titled performance measures presented by other companies. EBITDA and Adjusted EBITDA margins are calculated as EBITDA and Adjusted EBITDA, respectively, divided by total revenue expressed as a percentage.

We use these metrics to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. EBITDA and Adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income (loss), cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

Free Cash Flow

We define “Free Cash Flow” as cash flow from operations less capital expenditures.

Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Investor Relations Contact

Marc P. Griffin

ICR, Inc., for Verra Mobility

646-277-1290

IR@verramobility.com